UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 4, 2019

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-595-9544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

See discussion in Item 5.02 for disclosure of the employment agreement with Philip Scala.

Item 3.02 Unregistered Sales of Equity Securities

See Item 5.02 for a discussion of the issuance of securities to the new directors and Interim COO. All securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 10th, 2019 Canbiola, Inc. (the “Company”) appointed three new independent directors to fill vacancies existing on the board of directors. The new directors are Frederick Alger Boyer Jr., Senator Ron Silver, who resigned from the Company’s advisory board to serve as a director, and James F. Murphy. There are no agreements or arrangements with any other person pursuant to which the directors were selected. Each director will receive options to purchase up to 3,000,000 shares of the Company’s common stock at a purchase price of $0.001 for a term of three years. The three independent directors are intended to serve on committees to be formed by the Company.

In addition, on October 10th, 2019 the Company appointed Philip Scala as its interim COO. Mr. Scala has acted as founder and CEO of Pathfinder Consultants International, Inc. (“Pathfinder”) since 2008. Pathfinder offers unique expertise and delivers the information you need to make informed decisions, whether in times of crisis or in the course of simply running your business. Prior to forming Pathfinder, Mr. Scala served the United States both as a Commissioned Officer in the US Army for five years followed by his 29 years of service with the FBI. Mr. Scala received his bachelor’s degree and Master of Business Administration in accounting from St. John’s University, he also earned a Master of Arts degree in Psychology from New York University.

The Company has entered into an employment agreement with Mr. Scala. Pursuant to the agreement, Mr. Scala will receive a base salary of $2,500 per month. He will be entitled to incentive bonuses and pay increases in accordance with the Company’s normal policies and procedures. Mr. Scala will also receive options to buy 500,000 common shares of the Company at a price of $0.001 for a period of three years. The initial term of the agreement is for 90 days. The agreement otherwise contains standard covenants and conditions.

On October 4, 2019, Joseph L. Hunsberger resigned as a member of the board of directors of the Company. Mr. Hunsberger’s has represented that his resignation is the result of his disagreement with how the board voted on certain Company matters presented to him. Mr. Hunsberger’s letter of resignation is attached hereto as an Exhibit.

In addition, Johnny Mack also resigned from the Company’s board of directors, as COO and President and all other positions held with the Company as of October 9, 2019. His resignation was not the result of any disagreement with the Company on any matter relating to its policies, operations or practices.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
99.1	Hunsberger Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: October 15, 2019	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO